Item 10(b).

          CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

     Name of Issuer:  T. Rowe Price California Tax-Free Bond Fund

     In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.





     Date:  October 24, 2003                         /s/ James S. Riepe
                                                     James S. Riepe
                                                     Principal Executive Officer

     Date:  October 24, 2003                         /s/ Joseph A. Carrier
                                                     Joseph A. Carrier
                                                     Principal Financial Officer